Exhibit 99.1


NEWS RELEASE For Immediate Release


  SENSE HOLDINGS ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE MAJORITY STAKE IN
                        SHANGHAI AOHONG INDUSTRY COMPANY

  SHANGHAI AOHONG TO BE MAJORITY OWNED SUBSIDIARY IN FLUORINE CHEMICAL INDUSTRY

FORT LAUDERDALE, Fla., June 27, 2007 - (PR Newswire) - SENSE Holdings, Inc. (SENSE) (OTC Bulletin Board: SEHO), a leading provider of biometrically secured identification systems and Homeland Security solutions, announced that the company has signed a definitive agreement to acquire a 54.8 percent equity interest of Shanghai Aohong Industry Company, Limited ("Aohong"), a leading manufacturer and distributor of "environmentally friendly" fluorine-related chemical products throughout Asia.

Aohong, established in February 2000, is headquartered in the Huating Economic & Development Area, Jiading District in Shanghai, China. Aohong specializes in the processing, distribution, and import/export of a variety of environmental friendly refrigerant and coolant products used in automobiles, air conditioning systems, refrigeration units, and fire extinguishing agents. Shanghai Aohong is a recognized distributor for many multi-national companies including Chevron Phillips Chemical (China) Co., Daikin Chemical International Trading Co., Ltd, and Honeywell. Aohong is also the distributor in China for Chevron Phillips' Scentinel(TM) odorant. Scentinel(TM) is an environmentally friendly THT (Tetrahydrothiophen) product which provides an odor to natural gas as a safety element.

SENSE Holdings, Inc. announced in the fourth quarter of 2006 that it had retained China Direct, Inc. (OTC BB: CHND) to assist the company in exploring business opportunities in China. Additionally, in November of 2006, the company signed a memorandum of understanding to acquire a Chinese energy company which has since been terminated now that Sense has reached this definitive agreement with Aohong. The Company's auditor has completed the field auditing and SENSE Holdings expects to file Aohong's two year audited financial statements ended December 31, 2005 and 2006 by July 31, 2007. Management of SENSE Holdings intends to assist in the creation of a distribution network in the U.S. for Aohong's products in an effort to further accelerate overall growth.

Commenting on the agreement, Mr. Dore Perler, CEO of SENSE Holdings, Inc. stated "We are pleased to have entered into this definitive agreement with Shanghai Aohong. This company has demonstrated a consistent pattern of revenue and earnings growth since its inception in 2000 and we believe that this transaction will only accelerate future growth. Aohong is an environmentally friendly company that has generated approximately $14 million in revenue for the first 5 months of 2007 with approximately 5% net profit margin (un-audited). We further believe the company is on track to generate in excess of $30 million in revenue for the current year. We feel this acquisition will lead the way towards a strong balance sheet, substantial revenues and earnings, thereby increasing shareholder value."

Edward Hu, President of Shanghai Aohong stated "After carefully examining the opportunity with SENSE Holdings, we feel this relationship will accelerate our growth opportunities as we tap into the extraordinary market potential in the United States in addition to China. We are excited to work with SENSE to help meet the ever increasing worldwide demand for our products."

Safe Harbor Statement

Statements contained herein, other than historical data, may constitute forward-looking statements. When used in this document, the words "estimate," "project," "intends," "expects," "believes" and similar expressions are intended to identify forward-looking statements regarding events and financial trends which may affect the Company's future operating results and financial position. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's ability to generate meaningful revenues and achieve profitable operations; its ability to obtain necessary capital; whether biometric fingerprint technology is accepted in the marketplace; whether the Company is able to develop and successfully market products incorporating MEMS technology; whether it can compete in a challenging marketplace; and whether the Company can successfully integrate its technology with other technologies to create commercially viable products. Additional risks and uncertainties are set forth in the Company's SEC filings including its Annual Report on Form 10-KSB and registration statements filed under the Securities Act of 1933, as amended.

Contact:

SENSE Holdings, Inc.,
Dore Perler
Telephone: 954-726-1422
E-Mail: dore@senseme.com;